Exhibit 10.1

ADDENDUM TO STOCK PURCHASE AGREEMENT

THIS ADDENDUM TO STOCK PURCHASE AGREEMENT (“Addendum”) is dated July 18, 2013, by and between ASTRONICS CORPORATION, a corporation organized under the laws of New York (“Buyer”), PECO, INC., a corporation organized under the laws of the state of Oregon, USA (“Company”), and the shareholders of the Company identified on the signature page (collectively, “Sellers”).

RECITALS

A. On or about May 28, 2013, the parties executed and delivered a Stock Purchase Agreement (together with all schedules, exhibits and amendments thereto, the “Agreement”).

B. The parties desire to modify certain of the terms and covenants set forth in the Agreement and update certain of the schedules thereto.

AGREEMENT

In consideration of the mutual covenants and promises set forth below, the parties hereby agree as follows:

1.	Defined Terms. Capitalized terms that are not defined in this Addendum shall have the meanings ascribed to them in the Agreement.

2.	Modification of the Agreement.

2.1 Section 3.2(b) of the Agreement is amended by deleting the last sentence of the paragraph and replacing it with the following:

“At the Closing, Buyer shall pay the Holdback Amount to the Escrow Agent, who shall hold such funds in escrow pursuant to the terms of this Agreement and the Escrow Agreement.”

2.2 Section 3.2(c) of the Agreement is amended by added the following sentence to the end of the paragraph:

“At the Closing, Buyer shall pay the Environmental Holdback Amount to the Escrow Agent, who shall hold such funds in escrow pursuant to the terms of this Agreement and the Environmental Escrow Agreement.”

2.3 The first sentence of Section 11.4(d) of the Agreement is amended by deleting such sentence and replacing it with the following:

“Any payments received by the Company from the applicable carriers under the Environmental Policies, including payments from any settlements or policy buy-backs which were requested in writing by Sellers, shall be paid promptly by the Company to the Sellers’ Representatives, so long as (i) such insurance payments correspond to an environmental expense already paid to the Company from the Environmental Holdback Amount (and/or from the Holdback Amount) that has not been previously reimbursed to the Sellers’ Representative, (ii) such insurance payments correspond to an environmental expense paid by the Company prior to the Closing Date, or (iii) such payments from the applicable insurance carriers were derived from a prevailing judgment or a settlement of insurance coverage litigation where the initial costs of the litigation were borne by the Sellers in accordance with Section 11.4(b) above.”

2.4 The following defined terms set forth in Appendix A of the Agreement are amended by deleting those existing defined terms and replacing them with the following:

““Company’s Working Capital” means the current assets (excluding cash and cash equivalents and insurance reimbursements for environmental investigation, testing and remediation expenses) of the Company less the current liabilities of the Company (excluding environmental investigation, testing and remediation expenses).

“Target Working Capital” shall mean US$16,500,000.”

3. Updated Schedules. Updated Schedule 4.10 and Schedule 4.19 are attached to this Addendum and incorporated herein. In addition, Company and Sellers shall also provide to Buyer updated lists of Inventory of the Company, accounts payable, accounts receivable and employees as of July 16, 2013.

4. Continuing Effectiveness. Except as expressly modified in this Addendum, all terms, conditions and covenants set forth in the Agreement shall remain in full force and effect among the parties.

5. Counterparts. This Addendum may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together constitute one and the same instrument.

6. Complete Agreement. This Addendum, the Agreement and the other documents referenced in the Agreement or executed and delivered at the Closing constitute the entire agreement between the parties and supersede any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

[Signature page follows]

BUYER:

ASTRONICS CORPORATION

By:	/s/ David C. Burney
Name: David C. Burney Title: Secretary/Treasurer

SELLERS:

/s/ Steven M. Michaelis

Steven M. Michaelis

/s/ Sally Jane Michaelis

Sally Jane Michaelis

/s/ Scott M. Michaelis

Scott M. Michaelis

/s/ Sarah Jane Levy

Sarah Jane Levy

/s/ Scott A. Smith, Trustee, or successors in trust, under the Scott A. Smith Trust Agreement

Scott A. Smith, Trustee, or successors in trust,

under the Scott A. Smith Trust Agreement

/s/ James M. Stocks

James M. Stocks

/s/ Joseph C. Kempe, as Trustee of the Margaret C. Taylor Investment Trust u/t/d June 4, 2010

Joseph C. Kempe, as Trustee of the Margaret C. Taylor

Investment Trust u/t/d June 4, 2010

/s/ Joseph C. Kempe, as Trustee of the Herbert J. Taylor Investment Trust u/t/d June 4, 2010

Joseph C. Kempe, as Trustee of the Herbert J. Taylor

Investment Trust u/t/d June 4, 2010

COMPANY: PECO, INC.

By:	/s/ Stephen M. Scheidler
Name: Stephen M. Scheidler Title: President/CEO